Exhibit 99.4

BROCADE COMMUNICATIONS SYSTEMS, INC.

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.625% SENIOR SECURED NOTES DUE 2018 AND $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.875% SENIOR SECURED NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.625% SENIOR SECURED NOTES DUE 2018 AND $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.875% SENIOR SECURED NOTES DUE 2020, RESPECTIVELY.

                    , 2010

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Brocade Communications Systems, Inc. (the “Company”) and certain subsidiaries of the Company (the “Guarantors”), to exchange an aggregate principal amount of up to $300,000,000 of its 6.625% Senior Secured Notes due 2018 (the “2018 Registered Notes”), and $300,000,000 of its 6.875% Senior Secured Notes due 2020 (the “2020 Registered Notes” and, together with the 2018 Registered Notes, the “Registered Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 6.625% Senior Secured Notes due 2018 (the “2018 Original Notes”) and 6.875% Senior Secured Notes due 2020 (the “2020 Original Notes” and, together with the 2018 Original Notes and the 2020 Original Notes, the “Original Notes”) in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal.

The terms of the Registered Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Registered Notes are freely transferable by Holders (as defined in the Letter of Transmittal) thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Original Notes are unconditionally guaranteed (the “Original Guarantees”) by the Guarantors, and the Registered Notes are unconditionally guaranteed (the “Registered Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the Registered Guarantees with respect to all Registered Notes issued in the Exchange Offer in exchange for the Original Guarantees of the Original Notes for which such Registered Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” includes the Guarantors’ offer to exchange the Registered Guarantees for the Original Guarantees, references to the “Registered Notes” include the related Registered Guarantees and references to the “Original Notes” include the related Original Guarantees. The Company will accept for exchange any and all Original Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if such beneficial owners wish to tender their Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Original Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Original Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                 , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Brocade Communications Systems, Inc. (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) to exchange an aggregate principal amount of up to $300,000,000 of its 6.625% Senior Secured Notes due 2018 (the “2018 Registered Notes”) and $300,000,000 of its 6.875% Senior Secured Notes due 2020 (the “2020 Registered Notes” and, together with the 2018 Registered Notes, the “Registered Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 6.625% Senior Secured Notes due 2018 (the “2018 Original Notes”) and 6.875% Senior Secured Notes due 2020 (the “2020 Original Notes” and, together with the 2018 Original Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered Holder, to tender the principal amount of the Original Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that (i) the undersigned has full power and authority to tender, exchange, assign and transfer the Original Notes tendered thereby, (ii) when such tendered Original Notes are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, (iii) the Original Notes tendered for exchange are not subject to any adverse claims or proxies when accepted by the Company, (iv) the undersigned or any such other person is acquiring the Registered Notes in the ordinary course of its business, (v) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of Registered Notes, to be issued to the undersigned in the Exchange Offer, in violation of the Securities Act, (vi) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (vii) if the undersigned or any such other person is not a broker-dealer, the undersigned or any such other person is not engaging in, and does not intend to engage in, a distribution of the Registered Notes to be issued to the undersigned in the Exchange Offer, (viii) if the undersigned or any such other person is a participating broker-dealer that will receive Registered Notes for its own account in exchange for the Original Notes that were acquired as a result of market-making or other trading activities, that the undersigned or any such other person will deliver a prospectus in connection with any resale of the Registered Notes and (ix) the undersigned or any such other person is not acting on behalf of any persons or entities that could not truthfully make the foregoing representations. If a Holder of the Original Notes is an affiliate of the Company or the Guarantors, is not acquiring the Registered Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Registered Notes or has any arrangement or understanding with respect to the distribution of the Registered Notes to be acquired pursuant to the Exchange Offer, such Holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:                    , 2010

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